NEWS RELEASE
For Immediate Release
January 19, 2017

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Annual Earnings

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.0 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $52.1 million and diluted earnings of $3.45 per share for the year ended December 31, 2016.

Highlights of the Company’s performance and results for the year ended December 31, 2016 include the following:

•	Return on assets and return on tangible equity of 1.36% and 14.8%, respectively.

•
Reported net interest income increased $4.0 million (3.4%) from the year ended December 31, 2015, while net interest income exclusive of accretion from fair value adjustments increased $7.7 million (7.1%) from the year ended December 31, 2015.

•	Total loan growth of $183.7 million (6.4%) from December 31, 2015 to December 31, 2016.

•
Asset quality continues to remain strong with nonperforming assets declining from $24.0 million, or 0.84% of total loans and other real estate owned at December 31, 2015 to $18.7 million, or 0.61%, at December 31, 2016. Past due loans declined from 0.32% of total loans outstanding at December 31, 2015 to 0.28% at December 31, 2016.

Highlights of the Company’s fourth quarter performance include the following:

•	Return on assets and return on tangible equity of 1.49% and 16.1%, respectively.

•
Reported net interest income increased $0.6 million (2.1%) from the quarter ended September 30, 2016, while net interest income exclusive of accretion from fair value adjustments increased $0.8 million (2.8%) from the quarter ended September 30, 2016.

•	Total loan growth of $88.3 million (3.0%) from September 30, 2016 to December 31, 2016.

Net Interest Income

The Company’s tax equivalent net interest income increased $4.0 million, or 3.4%, from $115.8 million in 2015 to $119.8 million in 2016. This increase was due primarily to an increase in average loan balances from organic growth ($127.1 million) and from loans associated with the acquisition of three branches in the Lexington, Kentucky market in November 2015 (approximately $102.4 million in loans) contributing additional net interest income of $9.0 million in 2016. In addition, higher average investment balances ($111.5 million) increased net interest income by $3.9 million. During 2016 in conjunction with its interest rate risk management strategy, the Company elected to grow investment balances and reduce cash balances to enhance net interest income. As part of this strategy, the Company purchased tax-exempt municipal securities to improve its earnings by lowering its effective income tax rate. As a result of this strategy, the Company’s overnight borrowings increased during 2016 and the Company anticipates growing time deposit balances in 2017 to reduce overnight borrowings. These increases in net interest income were partially offset by lower accretion from fair value adjustments on recent acquisitions that decreased net interest income $3.8 million ($6.7 million in 2015 compared to $2.9 million in 2016) and margin compression which lowered net interest income $3.9 million. The Company’s reported net interest margin decreased from 3.76% for the year ended December 31, 2015 to 3.50% for the year ended December 31, 2016. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.54% for the year ended December 31, 2015 and 3.41% for the year ended December 31, 2016. This decrease was primarily caused by the yield on loans (excluding accretion) compressing slightly from 4.05% for the year ended December 31, 2015 to 3.96% for the year ended December 31, 2016 and by the yield on investment securities decreasing from 3.28% to 3.01% for the same period.

During the fourth quarter of 2016, the Company’s tax equivalent net interest income increased $0.6 million, or 2.1%, to $30.6 million from $30.0 million during the third quarter of 2016. This increase was largely due to higher average commercial and residential real estate loan balances (up $87.3 million from the third quarter of 2016) that increased net interest income by $0.8 million and higher average investment securities balances (up $39.3 million from the third quarter of 2016) that increased net interest income by $0.2 million. The Company’s reported net interest margin decreased from 3.48% for the third quarter of 2016 to 3.42% for the fourth quarter of 2016. Excluding the favorable impact of the accretion from the fair value adjustments ($0.5 million for the quarter ended December 31, 2016 and $0.6 million for the quarter ended September 30, 2016), the net interest margin would have been 3.37% for the quarter ended December 31, 2016 and 3.40% for the quarter ended September 30, 2016. The decrease in the net interest margin from the third quarter of 2016 is attributable to the yield on investment securities compressing 8 basis points and a slightly higher cost of funds. The Company’s yield on loans (excluding accretion) remained stable at 3.94% for both the quarter ended September 30, 2016 and the quarter ended December 31, 2016. The majority of the Company’s commercial loans originated in 2016 have variable interest rates and the Company believes that it remains well positioned to benefit from rising interest rates.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.84% at December 31, 2015 to 0.61% at December 31, 2016. Total nonperforming assets decreased from $24.0 million at December 31, 2015 to $18.7 million at December 31, 2016. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. Total past due loans decreased from $9.2 million, or 0.32% of total loans outstanding, at December 31, 2015 to $8.6 million, or 0.28% of total loans outstanding, at December 31, 2016.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $1.3 million in the fourth quarter of 2016 and $4.4 million for the year ended December 31, 2016, compared to $2.8 million and $7.0 million for the comparable periods in 2015. The provision for loan losses recorded in 2016 reflects the impact of several factors, including the growth in the loan portfolio and changes in the quality of the portfolio. Additionally, during the fourth quarter of 2016, a commercial customer of the Company with a hotel/motel related credit whose business is located in North Central West Virginia experienced a downfall in occupancy rates as a result of a slowdown in the oil and gas industry. As a result, the Company increased the allowance for loan losses in the fourth quarter in relation to this loan. Beyond this particular loan, the Company has very limited exposure to the oil and gas industry and does not have any direct loans to any oil and gas operations. Changes in the amount of the allowance and related provision are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

During 2016, the Company realized $3.5 million of investment gains compared to $2.1 million during 2015. These gains represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. In addition, during 2015 the Company sold its insurance operation which resulted in the recognition of a pre-tax gain of $11.1 million in 2015. Exclusive of these gains, non-interest income increased from $54.0 million for the year ended December 31, 2015 to $55.3 million for the year ended December 31, 2016. This increase was primarily attributable to an increase of $0.6 million, or 3.9%, in bankcard revenues; an increase of $0.4 million, or 8.8%, in trust and investment management fee income; and an increase of $0.4 million, or 1.5%, in service charges.

Non-interest income increased from $14.1 million for the fourth quarter of 2015 to $14.4 million for the fourth quarter of 2016. This increase was mainly due to an increase in bankcard revenues of $0.2 million, or 5.6%, from the fourth quarter of 2015.

Non-interest Expenses

Non-interest expenses increased $3.2 million from the year ended December 31, 2015 to the year ended December 31, 2016. During 2015, the Company recognized $0.6 million of acquisition and integration expenses associated with the acquisition of three branches in Lexington, Kentucky. Excluding acquisition related expenses, non-interest expenses increased $3.8 million from $92.4 million for the year ended December 31, 2015 to $96.2 million for the year ended December 31, 2016. This increase was largely due to an increase in salaries and employee benefits ($2.1 million) due to salary adjustments and increased health insurance costs. In addition non-interest expenses increased $1.7 million due to the annual operating costs of the three branches acquired in November 2015 and from an increase of $0.5 million in bankcard expenses due to increased transaction volumes.

Non-interest expenses increased $1.3 million from the quarter ended December 31, 2015 to the quarter ended December 31, 2016. Exclusive of acquisition related expenses of $0.3 million, total non-interest expenses increased $1.6 million from $20.9 million in the fourth quarter of 2015 to $22.5 million in the fourth quarter of 2016. This increase was due to an increase in salaries and employee benefits of $1.0 million caused by salary adjustments and increased health insurance costs, an increase in other expenses of $0.2 million, advertising expenses of $0.2 million, and the operating costs associated with the acquisition of three branches of $0.2 million. These increases were partially offset by lower FDIC insurance expenses ($0.3 million).

Balance Sheet Trends

For the year ending December 31, 2016, period end loan balances increased $183.7 million (6.4%) to $3.05 billion. Commercial loans increased $122.3 million (9.4%) and residential real estate loans increased $68.3 million (4.9%) from December 31, 2015 to December 31, 2016. A significant portion of the increase in commercial loans during 2016 were in the Columbus, Ohio and Charlotte, North Carolina markets and were diversified across a broad base of industry types, such as multi-family housing, properties leased to the government, nursing homes, grocery and retail stores, and other commercial and industrial loans. These increases were slightly offset by decreases in home equity junior lien loans ($5.1 million) and consumer loans ($3.5 million).

Total average depository balances increased $219.3 million, or 7.4%, from the year ended December 31, 2015 to the year ended December 31, 2016. This growth was partially attributable to deposits acquired in 2015 via acquisition in Lexington, Kentucky ($126.6 million). Exclusive of these acquired deposits, noninterest deposits increased $64.2 million (10.9%), interest bearing deposits increased $27.4 million (4.3%) and savings deposits increased $21.1 million (3.0%). These increases were partially offset by a decrease in time deposits ($20.0 million).

Income Tax Expense

The Company’s effective income tax rate for the year ended December 31, 2016 was 32.5% compared to 34.4% for the year ended December 31, 2015. During the years ended December 31, 2016 and December 31, 2015, the Company reduced income tax expense by $0.5 million and $0.6 million, respectively, due to the recognition of previously unrecognized tax positions subsequent to the close of the statute of limitations for previous tax years. In addition, as previously noted, the Company sold its insurance agency, CityInsurance, in the first quarter of 2015. As a result of differences between the book and tax basis of the assets that were sold, the Company’s income tax expense increased by $1.1 million. Exclusive of these items, the Company’s tax rate from operations was 33.2% and 33.6% for the year ended December 31, 2016 and December 31, 2015, respectively.

The Company’s effective income tax rate for the quarter ended December 31, 2016 was 30.2% compared to 30.0% for the quarter ended December 31, 2015. During the quarters ended December 31, 2016, and December 31, 2015, the Company reduced income tax expense by $0.5 million and $0.6 million, respectively, due to the recognition of previously unrecognized tax positions resulting from the close of the statute of limitations for previous tax years. Exclusive of these items, the Company’s tax rate from operations was 32.8% and 33.1% for the quarters ended December 31, 2016 and December 31, 2015, respectively.

Capitalization and Liquidity

At December 31, 2016, the Company’s loan to deposit ratio was 94.3% and the loan to asset ratio was 76.7%. The Company maintained investment securities totaling 13.6% of assets as of the same date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 55.2% of assets at December 31, 2016. Time deposits fund 26.2% of assets at December 31, 2016, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is strongly capitalized. The Company’s tangible equity ratio was 9.3% at both December 31, 2016 and December 31, 2015. At December 31, 2016, City National Bank’s Leverage Ratio of 8.33%, Common Equity Tier I ratio of 11.29%, Tier I Capital ratio of 11.58%, and Total Risk-Based Capital ratio of 12.30%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On December 14, 2016, the Board approved a quarterly cash dividend of $0.43 cents per share payable January 31, 2017, to shareholders of record as of January 13, 2017.

On December 19, 2016, the Company announced that it had filed a prospectus supplement to its existing shelf registration statement on Form S-3 for the sale of its common stock having an aggregate value of up to $55 million through an “at-the-market” equity offering program. The Company intends to use the net proceeds from the offering to support loan growth, bolster regulatory capital, and provide cash for possible future acquisitions. Pending this use, the proceeds will be invested by the Company in various investment securities. During the quarter ended December 31, 2016, the Company sold approximately 108,000 common shares at a weighted average price of $66.21, net of broker fees. Through January 17, 2017, the Company has sold approximately 145,000 common shares at a weighted average price of $66.02, net of broker fees.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 85 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its Form 10-K for the fiscal year ended December 31, 2016. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2016 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2015	2015	2016	2015

Earnings
Net Interest Income (FTE)	$30,638	$30,002	$29,863	$29,312	$29,391	$119,817	$115,856
Net Income available to common shareholders	14,656	13,232	12,541	11,702	13,515	52,128	54,097

Per Share Data
Earnings per share available to common shareholders:
Basic	$0.97	$0.88	$0.83	$0.78	$0.88	$3.46	$3.54
Diluted	0.97	0.88	0.83	0.78	0.88	3.45	3.53
Weighted average number of shares:
Basic	14,894	14,899	14,889	14,916	15,158	14,900	15,123
Diluted	14,914	14,909	14,902	14,927	15,174	14,913	15,170
Period-end number of shares	15,128	15,007	15,005	14,971	15,180	15,128	15,180
Cash dividends declared	$0.43	$0.43	$0.43	$0.43	$0.42	$1.72	$1.68
Book value per share (period-end)	29.25	28.97	28.6	27.93	27.62	29.25	27.62
Tangible book value per share (period-end)	24.02	23.69	23.3	22.61	22.36	24.02	22.36
Market data:
High closing price	$68.29	$50.6	$50.14	$47.78	$51.12	$68.29	$51.73
Low closing price	48.49	44.53	43.06	40.82	43.85	40.82	41.76
Period-end closing price	67.6	50.29	45.47	47.78	45.64	67.6	45.64
Average daily volume	57	61	63	71	55	63	53
Treasury share activity:
Treasury shares repurchased	—	—	2	229	150	231	150
Average treasury share repurchase price	$—	$—	$46.65	43.31	46.91	43.34	46.91
Common share issuance:
Common shares issued (in thousands)	108	—	—	—	—	108	—
Average common share issue price (a)	$66.21	—	—	—	—	$66.21	—

Key Ratios (percent)
Return on average assets	1.49%	1.38%	1.31%	1.25%	1.48%	1.36%	1.52%
Return on average tangible equity	16.10%	14.90%	14.50%	13.80%	15.50%	14.80%	15.80%
Yield on interest earning assets	3.81%	3.85%	3.95%	3.91%	3.99%	3.88%	4.14%
Cost of interest bearing liabilities	0.50%	0.49%	0.49%	0.48%	0.46%	0.49%	0.47%
Net Interest Margin	3.42%	3.48%	3.56%	3.53%	3.62%	3.50%	3.76%
Non-interest income as a percent of total revenue	32.10%	32.10%	31.60%	31.10%	32.50%	31.70%	36.10%
Efficiency Ratio	48.90%	56.30%	55.60%	56.80%	48.50%	54.80%	53.70%
Price/Earnings Ratio (b)	17.38	14.33	13.66	15.4	12.94	19.56	12.91

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.25%	11.35%	11.13%	11.23%	11.65%
Tangible equity to tangible assets	9.34%	9.39%	9.38%	9.03%	9.34%
Consolidated risk based capital ratios (c):
CET I	13.41%	13.00%	13.21%	13.38%	13.65%
Tier I	13.98%	13.59%	13.82%	14.00%	14.28%
Total	14.73%	14.33%	14.57%	14.78%	15.10%
Leverage	10.08%	9.92%	9.74%	9.78%	10.15%

Other
Branches	85	85	85	85	85
FTE	847	834	852	854	853

Assets per FTE	$4,687	$4,636	$4,468	$4,484	$4,354
Deposits per FTE	3,815	3,812	3,688	3,732	3,615

(a) The common share issue price is presented net of commissions and excludes one-time offering costs of approximately $265,000.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) December 31, 2016 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2015	2015	2016	2015
Interest Income
Interest and fees on loans	$30,126	$29,444	$29,640	$28,927	$29,032	$118,138	$115,107
Interest on investment securities:
Taxable	3,277	3,183	2,927	3,005	2,856	12,392	10,830
Tax-exempt	481	419	365	357	334	1,622	1,137
Total Interest Income	33,884	33,046	32,932	32,289	32,222	132,152	127,074

Interest Expense
Interest on deposits	3,137	3,006	3,011	2,898	2,760	12,052	10,886
Interest on short-term borrowings	188	90	86	107	91	472	327
Interest on long-term debt	179	172	167	164	159	683	617
Total Interest Expense	3,504	3,268	3,264	3,169	3,010	13,207	11,830
Net Interest Income	30,380	29,778	29,668	29,120	29,212	118,945	115,244
Provision for loan losses	1,301	1,432	1,122	539	2,813	4,395	6,988
Net Interest Income After Provision for Loan Losses	29,079	28,346	28,546	28,581	26,399	114,550	108,256

Non-Interest Income
Gains on sale of investment securities	—	2,668	845	—	—	3,513	2,130
Service charges	6,995	6,842	6,564	6,303	6,893	26,703	26,316
Bankcard revenue	4,142	4,216	4,190	3,967	3,923	16,515	15,894
Trust and investment management fee income	1,597	1,329	1,371	1,276	1,547	5,573	5,124
Bank owned life insurance	952	846	768	760	898	3,326	3,374
Gain on sale of insurance division	—	—	—	—	—	—	11,084
Other income	685	846	843	821	813	3,195	3,284
Total Non-Interest Income	14,371	16,747	14,581	13,127	14,074	58,825	67,206

Non-Interest Expense
Salaries and employee benefits	12,427	12,993	12,790	12,673	11,296	50,883	47,847
Occupancy and equipment	2,792	2,759	2,708	2,836	2,583	11,095	10,277
Depreciation	1,516	1,585	1,567	1,567	1,539	6,235	6,088
FDIC insurance expense	137	508	512	465	443	1,622	1,794
Advertising	445	667	778	716	264	2,606	2,446
Bankcard expenses	1,011	1,188	1,016	938	918	4,154	3,690
Postage, delivery, and statement mailings	492	517	506	565	532	2,080	2,123
Office supplies	320	325	366	353	273	1,364	1,350
Legal and professional fees	515	869	437	366	522	2,186	1,963

Telecommunications	494	459	431	428	409	1,813	1,765
Repossessed asset losses, net of expenses	244	305	53	288	217	890	1,264
Merger related expenses	—	—	—	—	315	—	598
Other expenses	2,063	3,109	3,119	2,945	1,854	11,236	11,746
Total Non-Interest Expense	22,456	25,284	24,283	24,140	21,165	96,164	92,951
Income Before Income Taxes	20,994	19,809	18,844	17,568	19,308	77,211	82,511
Income tax expense	6,338	6,577	6,303	5,866	5,793	25,083	28,414
Net Income Available to Common Shareholders	$14,656	$13,232	$12,541	$11,702	$13,515	$52,128	$54,097

Distributed earnings allocated to common shareholders	$6,428	$6,376	$6,375	$6,365	$6,303	$25,710	$25,212
Undistributed earnings allocated to common shareholders	8,051	6,699	6,016	5,206	7,059	25,795	28,272
Net earnings allocated to common shareholders	$14,479	$13,075	$12,391	$11,571	$13,362	$51,505	$53,484

Average common shares outstanding	14,894	14,899	14,889	14,916	15,158	14,900	15,123
Shares for diluted earnings per share	14,914	14,909	14,902	14,927	15,175	14,913	15,170

Basic earnings per common share	$0.97	$0.88	$0.83	$0.78	$0.88	$3.46	$3.54
Diluted earnings per common share	$0.97	$0.88	$0.83	$0.78	$0.88	$3.45	$3.53

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Assets
Cash and due from banks	$62,263	$57,233	$69,933	$165,134	$58,829
Interest-bearing deposits in depository institutions	25,876	7,576	8,643	10,031	11,284
Cash and cash equivalents	88,139	64,809	78,576	175,165	70,113

Investment securities available-for-sale, at fair value	450,083	434,717	409,039	362,282	369,466
Investment securities held-to-maturity, at amortized cost	75,169	79,499	83,208	86,518	88,937
Other securities	14,352	11,895	10,203	9,960	12,915
Total investment securities	539,604	526,111	502,450	458,760	471,318

Gross loans	3,046,226	2,957,912	2,903,398	2,877,117	2,862,534
Allowance for loan losses	(19,730)	(19,550)	(19,139)	(19,315)	(19,251)
Net loans	3,026,496	2,938,362	2,884,259	2,857,802	2,843,283

Bank owned life insurance	100,732	100,293	99,446	98,679	97,919
Premises and equipment, net	75,165	75,589	75,040	75,965	77,271
Accrued interest receivable	8,408	7,986	8,428	8,517	7,432
Net deferred tax assets	28,012	23,179	23,995	27,541	29,974
Intangible assets	79,135	79,284	79,433	79,581	79,792
Other assets	23,957	50,748	55,234	47,656	36,957
Total Assets	$3,969,648	$3,866,361	$3,806,861	$3,829,666	$3,714,059

Liabilities
Deposits:
Noninterest-bearing	$672,286	$669,865	$651,867	$666,523	$621,073
Interest-bearing:
Demand deposits	695,891	713,642	701,248	711,366	679,735
Savings deposits	822,057	765,195	758,323	780,982	765,611
Time deposits	1,041,419	1,030,584	1,030,841	1,028,400	1,017,556
Total deposits	3,231,653	3,179,286	3,142,279	3,187,271	3,083,975
Short-term borrowings
Federal Funds purchased	64,100	6,000	—	—	13,000
Customer repurchase agreements	184,205	173,384	153,674	156,714	141,869
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	30,702	56,412	66,054	51,068	39,448
Total Liabilities	3,527,155	3,431,577	3,378,502	3,411,548	3,294,787

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	46,518	46,249	46,249	46,249	46,249
Capital surplus	112,873	105,996	105,648	106,137	106,269
Retained earnings	417,017	408,823	402,044	395,963	390,690
Cost of common stock in treasury	(126,958)	(127,538)	(127,619)	(129,142)	(120,104)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(2,352)	6,013	6,796	3,670	927
Underfunded pension liability	(4,605)	(4,759)	(4,759)	(4,759)	(4,759)
Total Accumulated Other Comprehensive Loss	(6,957)	1,254	2,037	(1,089)	(3,832)
Total Stockholders' Equity	442,493	434,784	428,359	418,118	419,272
Total Liabilities and Stockholders' Equity	$3,969,648	$3,866,361	$3,806,861	$3,829,666	$3,714,059

Regulatory Capital
Total CET 1 capital	$371,677	$355,934	$349,100	$341,165	$345,620
Total tier 1 capital	387,677	371,934	365,100	357,165	361,620
Total risk-based capital	408,406	392,258	384,855	377,003	382,180
Total risk-weighted assets	2,772,456	2,737,721	2,642,040	2,550,739	2,531,525

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015

Residential real estate (1)	$1,451,462	$1,445,242	$1,417,137	$1,395,670	$1,383,133
Home equity - junior liens	141,965	141,616	142,827	142,694	147,036
Commercial and industrial	185,667	176,387	171,362	165,549	165,340
Commercial real estate (2)	1,229,516	1,158,088	1,135,493	1,135,625	1,127,581
Consumer	32,545	33,614	33,799	34,754	36,083
DDA overdrafts	5,071	2,965	2,780	2,825	3,361
Gross Loans	$3,046,226	$2,957,912	$2,903,398	$2,877,117	$2,862,534

Construction loans included in:
(1) - Residential real estate loans	$14,182	$12,284	$12,344	$13,966	$13,135
(2) - Commercial real estate loans	12,840	7,309	2,237	15,172	12,599

Secondary Mortgage Loan Activity
Mortgage loans originated	$6,444	$5,624	$3,103	$2,809	$3,855
Mortgage loans sold	4,936	5,836	3,183	3,107	4,135
Mortgage loans gain on loans sold	107	129	80	58	88

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2015	2015	2016	2015
Allowance for Loan Losses
Balance at beginning of period	$19,550	$19,139	$19,315	$19,251	$20,148	$19,251	$20,074

Charge-offs:
Commercial and industrial	—	(103)	(44)	(1)	(3,148)	(148)	(5,768)
Commercial real estate	(463)	(142)	(769)	(302)	(303)	(1,676)	(580)
Residential real estate	(453)	(539)	(337)	(405)	(386)	(1,734)	(1,144)
Home equity	(90)	(125)	(69)	(106)	(76)	(390)	(312)
Consumer	(24)	(20)	(44)	(38)	(39)	(126)	(210)
DDA overdrafts	(395)	(378)	(321)	(318)	(376)	(1,412)	(1,414)
Total charge-offs	(1,425)	(1,307)	(1,584)	(1,170)	(4,328)	(5,486)	(9,428)

Recoveries:
Commercial and industrial	1	9	3	1	2	14	74
Commercial real estate	40	43	20	384	317	487	366
Residential real estate	74	23	51	39	69	187	199
Home equity	—	—	—	—	—	—	—
Consumer	9	28	52	29	32	118	186
DDA overdrafts	180	183	160	242	198	764	792
Total recoveries	304	286	286	695	618	1,570	1,617

Net charge-offs	(1,121)	(1,021)	(1,298)	(475)	(3,710)	(3,916)	(7,811)
Provision for (recovery of) acquired loans	(1)	(4)	128	40	32	163	553
Provision for loan losses	1,302	1,436	994	499	2,781	4,232	6,435
Balance at end of period	$19,730	$19,550	$19,139	$19,315	$19,251	$19,730	$19,251

Loans outstanding	$3,046,226	$2,957,912	$2,903,398	$2,877,117	$2,862,534
Allowance as a percent of loans outstanding	0.65%	0.66%	0.66%	0.67%	0.67%
Allowance as a percent of non-performing loans	140.1%	129%	124%	120.4%	110.4%

Average loans outstanding	$3,006,426	$2,919,756	$2,891,292	$2,864,943	$2,789,354	$2,920,837	$2,691,304
Net charge-offs (annualized) as a percent of average loans outstanding	0.15%	0.14%	0.18%	0.07%	0.53%	0.13%	0.29%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2015	2015
Nonaccrual Loans
Residential real estate	$4,302	$3,919	$2,531	$2,977	$2,918
Home equity	100	154	165	152	136
Commercial and industrial	1,958	2,441	2,724	2,967	2,745
Commercial real estate	7,341	8,077	9,779	9,718	11,149
Consumer	—	—	—	—	—
Total nonaccrual loans	13,701	14,591	15,199	15,814	16,948
Accruing loans past due 90 days or more	382	569	241	225	495
Total non-performing loans	14,083	15,160	15,440	16,039	17,443
Other real estate owned	4,588	5,435	5,868	6,054	6,519
Total non-performing assets	$18,671	$20,595	$21,308	$22,093	$23,962

Non-performing assets as a percent of loans and other real estate owned	0.61%	0.69%	0.73%	0.77%	0.84%

Past Due Loans
Residential real estate	$6,074	$5,713	$5,490	$5,045	$6,610
Home equity	673	925	595	595	406
Commercial and industrial	94	399	304	343	159
Commercial real estate	1,115	1,275	1,746	2,138	1,480
Consumer	39	104	150	82	196
DDA overdrafts	599	554	290	514	313
Total past due loans	$8,594	$8,970	$8,575	$8,717	$9,164

Total past due loans as a percent of loans outstanding	0.28%	0.30%	0.30%	0.30%	0.32%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$20,643	$19,944	$19,685	$18,306	$17,796
Home equity	3,105	3,159	2,873	2,878	2,659
Commercial and industrial	42	46	50	54	58
Commercial real estate	5,525	2,718	2,743	523	1,746
Consumer	—	—	—	—	—
Total accruing TDRs	$29,315	$25,867	$25,351	$21,761	$22,259

Non-Accruing
Residential real estate	$172	$452	390	$36	$191
Home equity	30	85	44	—	34
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$202	$537	$434	$36	$225

Total TDRs	$29,517	$26,404	$25,785	$21,797	$22,484

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,597,711	$15,469	3.85%	$1,570,787	$15,310	3.88%	$1,518,581	$14,763	3.86%
Commercial, financial, and agriculture (2)	1,372,197	13,518	3.92%	1,311,819	13,066	3.96%	1,230,907	13,034	4.20%
Installment loans to individuals (2), (3)	36,518	696	7.59%	37,150	690	7.39%	39,865	750	7.47%
Previously securitized loans (4)	***	443	***	***	378	***	***	485	***
Total loans	3,006,426	30,126	3.99%	2,919,756	29,444	4.01%	2,789,353	29,032	4.13%
Securities:
Taxable	479,272	3,277	2.72%	449,977	3,183	2.81%	387,048	2,856	2.93%
Tax-exempt (5)	64,351	739	4.57%	54,317	644	4.72%	37,818	513	5.38%
Total securities	543,623	4,016	2.94%	504,294	3,827	3.02%	424,866	3,369	3.15%
Deposits in depository institutions	11,117	—	—	9,623	—	—	9,562	—	—
Total interest-earning assets	3,561,166	34,142	3.81%	3,433,673	33,271	3.85%	3,223,781	32,401	3.99%
Cash and due from banks	68,514			87,219			117,290
Premises and equipment, net	75,744			75,743			75,729
Other assets	249,270			263,258			248,694
Less: Allowance for loan losses	(20,024)			(19,517)			(21,101)
Total assets	$3,934,670			$3,840,376			$3,644,393

Liabilities:
Interest-bearing demand deposits	$689,784	$157	0.09%	$687,487	$138	0.08%	$650,523	$126	0.08%
Savings deposits	793,362	276	0.14%	761,734	234	0.12%	732,129	192	0.10%
Time deposits (2)	1,036,103	2,704	1.04%	1,030,731	2,634	1.02%	1,004,296	2,442	0.96%
Short-term borrowings	233,192	188	0.32%	154,585	90	0.23%	165,996	91	0.22%
Long-term debt	16,495	179	4.32%	16,495	172	4.15%	16,495	159	3.82%
Total interest-bearing liabilities	2,768,936	3,504	0.50%	2,651,032	3,268	0.49%	2,569,439	3,010	0.46%
Noninterest-bearing demand deposits	680,604			700,932			609,350
Other liabilities	42,353			52,641			41,151
Stockholders' equity	442,777			435,771			424,453
Total liabilities and
stockholders' equity	$3,934,670			$3,840,376			$3,644,393
Net interest income		$30,638			$30,003			$29,391
Net yield on earning assets			3.42%			3.48%			3.62%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$160	$166	$196
Commercial, financial, and agriculture	145	311	1,146
Installment loans to individuals	13	16	50
Time deposits	148	148	180
	$466	$641	$1,572

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended
	December 31, 2016			December 31, 2015
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,565,079	$60,736	3.88%	$1,474,631	$57,692	3.91%
Commercial, financial, and agriculture (2)	1,318,094	52,812	4.01%	1,175,707	52,177	4.44%
Installment loans to individuals (2), (3)	37,664	2,917	7.75%	40,966	3,442	8.40%
Previously securitized loans (4)	***	1,673	***	***	1,796	***
Total loans	2,920,837	118,138	4.04%	2,691,304	115,107	4.28%
Securities:
Taxable	444,110	12,392	2.79%	352,296	10,830	3.07%
Tax-exempt (5)	51,096	2,494	4.88%	31,389	1,749	5.57%
Total securities	495,206	14,886	3.01%	383,685	12,579	3.28%
Deposits in depository institutions	10,115	—	—%	9,733	—	—%
Total interest-earning assets	3,426,158	133,024	3.88%	3,084,722	127,686	4.14%
Cash and due from banks	95,295			180,965
Premises and equipment, net	76,056			76,136
Other assets	257,525			243,902
Less: Allowance for loan losses	(19,953)			(20,995)
Total assets	$3,835,081			$3,564,730

Liabilities:
Interest-bearing demand deposits	$685,399	$615	0.09%	$644,961	$505	0.08%
Savings deposits	772,296	975	0.13%	706,926	712	0.10%
Time deposits (2)	1,029,172	10,462	1.02%	1,005,232	9,669	0.96%
Short-term borrowings	176,065	472	0.27%	145,199	327	0.23%
Long-term debt	16,495	683	4.14%	16,495	617	3.74%
Total interest-bearing liabilities	2,679,427	13,207	0.49%	2,518,813	11,830	0.47%
Noninterest-bearing demand deposits	679,950			590,424
Other liabilities	44,673			40,442
Stockholders' equity	431,031			415,051
Total liabilities and
stockholders' equity	$3,835,081			$3,564,730
Net interest income		$119,817			$115,856
Net yield on earning assets			3.50%			3.76%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	698	893
Commercial, financial, and agriculture	1,505	4,830
Installment loans to individuals	112	275
Time deposits	592	687
	$2,907	$6,685

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2015	2015
Purchased Credit Impaired Loans (Period End)
Virginia Savings Acquisition
Contractual required principal and interest	$1,895	$1,908	$1,924	$1,942	$1,965
Carrying value	1,700	1,707	1,714	1,715	1,707

Community Acquisition
Contractual required principal and interest	$11,157	$12,091	$14,042	$14,415	$16,362
Carrying value	8,857	9,712	11,160	11,219	12,899

Accretion

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Bank, Inc. ("AFB") acquisitions.

Virginia Savings Acquistion
Loans	$48	$65	$67	$104	$138
Certificates of deposit	124	124	124	124	129
	$172	$189	$191	$228	$267

Community Acquisition
Loans	$286	$261	$699	$408	$1,226
Certificates of deposit	11	11	11	11	40
	$297	$272	$710	$419	$1,266

AFB Acquisition
Loans	$(16)	$167	$109	117	28
Certificates of deposit	13	13	13	13	11
	$(3)	$180	$122	130	39

All Acquisitions
Loans	$318	$493	$875	$629	$1,392
Certificates of deposit	148	148	148	148	180
	$466	$641	$1,023	$777	$1,572

Accretion Forecast
Year Ended December 31, 2017	$1,273
Year Ended December 31, 2018	981
Year Ended December 31, 2019	868

Note: The amounts reflected above require management to make significant assumptions based on estimated future default, prepayment and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2015	2015	2016	2015
Net Interest Income/Margin
Net interest income, fully taxable equivalent	$30,638	$30,002	$29,863	$29,312	$29,391	$119,814	$115,856
Taxable equivalent adjustment	(258)	(224)	(195)	(192)	(179)	(869)	(612)
Net interest income ("GAAP")	$30,380	$29,778	$29,668	$29,120	$29,212	$118,945	$115,244

Average interest earning assets	$3,561,166	$3,433,673	$3,369,565	$3,338,659	$3,223,782	$3,426,158	$3,084,722
Net Interest Margin	3.42%	3.48%	3.56%	3.53%	3.62%	3.5%	3.76%

Net interest income, fully taxable equivalent, excluding accretion	$30,172	$29,361	$28,840	$28,535	$27,819	$116,907	$109,171
Taxable equivalent adjustment	(258)	(224)	(195)	(192)	(179)	(869)	(612)
Accretion related to fair value adjustments	466	641	1,023	777	1,572	2,907	6,685
Net interest income ("GAAP")	$30,380	$29,778	$29,668	$29,120	$29,212	$118,945	$115,244

Average interest earning assets	$3,561,166	$3,433,673	$3,369,565	$3,338,659	$3,223,782	$3,426,158	$3,084,722
Net Interest Margin (excluding accretion)	3.37%	3.40%	3.44%	3.44%	3.42%	3.41%	3.54%

Tangible Equity Ratio (period end)
Tangible common equity to tangible assets	9.34%	9.39%	9.38%	9.03%	9.34%
Effect of goodwill and other intangibles, net	1.81%	1.86%	1.89%	1.89%	1.95%
Equity to assets ("GAAP")	11.15%	11.25%	11.27%	10.92%	11.29%

Income tax expense, excluding FIN 48 and sale of insurance operations	$6,338	$6,577	$6,303	$5,866	$5,793	$25,083	$28,414
FIN 48	554	—	—	—	592	554	592
Sale of insurance operations	—	—	—	—	—	—	(1,282)
Income tax expense ("GAAP")	$6,892	$6,577	$6,303	$5,866	$6,385	$25,637	$27,724

Income before income taxes	20,994	19,809	18,844	17,568	19,308	77,211	82,511

Effective tax rate, excluding FIN 48 and sale of insurance operations	30.20%	33.20%	33.40%	33.40%	30.00%	32.50%	34.40%
Effective tax rate ("GAAP")	32.80%	33.20%	33.40%	33.40%	33.10%	33.20%	33.60%